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EXHIBIT 23: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Paychex, Inc., outlined below, of our report dated June 24, 2004 with respect to the consolidated financial statements and schedule of Paychex, Inc. included in the Annual Report on Form 10-K for the year ended May 31, 2004.

a. Form S-8 - Paychex, Inc. 1992 Stock Incentive Plan - as filed with the Securities and Exchange Commission on October 2, 1992 (No. 33-52772).

b. Form S-8 - Paychex, Inc. 1995 Stock Incentive Plan - as filed with the Securities and Exchange Commission on November 17, 1995 (No. 33-64389).

c. Form S-8 - Paychex, Inc. 1998 Stock Incentive Plan - as filed with the Securities and Exchange Commission on October 1, 1998 (No. 333-65191).

d. Form S-8 - Paychex, Inc. 401(k) Incentive Retirement Plan - as filed with the Securities and Exchange Commission on July 30, 1999 (No. 333-84055).

e. Form S-8 - Paychex, Inc. 2002 Stock Incentive Plan - as filed with the Securities and Exchange Commission on November 7, 2002 (No. 333-101074).

                                             /s/ Ernst & Young LLP

Buffalo, New York
July 15, 2004